EXHIBIT 10.20


                                    May 17, 1996



ContiTrade Services L.L.C.
277 Park Avenue
New York, New York  10172

            Re: Funding Commitment dated as of May 17, 1996 between ContiTrade Services L.L.C. and FirstCity Financial Corporation

Gentlemen:

              Reference is made to the Funding Commitment captioned above; defined terms used herein have their respective meanings as set forth in the Funding Commitment.

              FirstCity hereby agrees with Lender that if, on any Payment Date, or any other date on which amounts are due to the Lender under the Credit Agreement (including, without limitation, in connection with an acceleration of the Loan), the full amount then due to the Lender is not received by the Lender on such date, FirstCity shall, within two Business Days of receipt by FirstCity of written demand from Lender, pay to Lender, in immediately available funds, the lesser of (i) the amount of such shortfall and (ii) the Available Amount as of such date. As used in the foregoing sentence, the "Available Amount" is the excess, if any, of (x) $2,000,000 minus (y) the aggregate cumulative amount previously paid by FirstCity pursuant to this letter agreement.

              This letter agreement is delivered by FirstCity pursuant to
Section 3.1(b) of the Funding Commitment, and all representations, warranties, covenants and other obligations of FirstCity under the Funding Commitment shall be equally applicable hereto.

                                    FIRSTCITY FINANCIAL CORPORATION



                                    By: /s/ Matt A. Landry, Jr.
                                    Name:  Matt A. Landry, Jr.
                                    Title: Executive Vice President




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Acknowledged and Agreed:

CONTITRADE SERVICES L.L.C.
CONTIFINANCIAL SERVICES CORPORATION


By/s/ James E. Moore
Name: James E. Moore
Authorized Signatory


By/s/ Susan E. O'Donovan
Name: Susan E. O'Donovan
Authorized Signatory



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